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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38864) pertaining to the Nabi 2000 Employee Stock Purchase Plan of our report dated March 25, 2003, with respect to the financial statements of the Nabi 2000 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2002 and 2001 and the period from May 26, 2000 (inception) to December 31, 2000.



                                                           /s/ Ernst & Young LLP

Fort Lauderdale, Florida
March 25, 2003